Exhibit 99.1

October 26, 2010	Media Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com

	Investor Contact:	302-774-4994

DuPont Delivers 3Q 2010 Earnings of $.40 per Share Despite $.13 Pharmaceuticals Decline

2010 EPS Guidance Increased on Continued Global Sales Growth

Highlights:

•                  DuPont’s third quarter 2010 earnings per share were $.40, compared to $.45 per share in the prior year, despite a $.13 decline in Pharmaceuticals income related to patent expirations.

•                  Sales of $7.0 billion grew 17 percent versus the prior year, principally reflecting 14 percent higher volume.  Sales in emerging markets increased 22 percent.

•                  All segments had robust volume increases, with Safety & Protection up 31 percent and Electronics & Communications up 24 percent.

•                  DuPont made a $500 million voluntary contribution to its principal U.S. pension plan in September.  The company expects 2010 free cash flow to be about $1.7 billion.

•                  DuPont increased its full-year 2010 earnings guidance to about $3.10 per share, excluding significant items.  The company’s previous guidance was a range of $2.90 to $3.05 per share.

“I am proud of our business teams’ performance this quarter, with segment pre-tax earnings up 33 percent excluding Pharmaceuticals income.   DuPont’s market focus and science-based innovations helped drive outstanding sales growth, with all business segments and regions contributing.  Our deep customer engagement and disciplined execution are gaining traction toward achieving our long-term growth targets,” said DuPont Chair and CEO Ellen Kullman.  “This quarter’s results were complemented by ongoing productivity improvements and rigorous cost management that contributed to profitable growth.”

E. I. du Pont de Nemours and Company

Global Consolidated Sales and Net Income

Third quarter 2010 consolidated net sales of $7.0 billion were 17 percent higher than the prior year reflecting 14 percent higher volume, 5 percent higher local selling prices, a 1 percent reduction from currency exchange rates and a 1 percent reduction from portfolio changes. The table below shows regional sales and variances versus the third quarter 2009.

	Three Months Ended September 30, 2010		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S.	$2.2	17	5	—	13	(1)
EMEA*	1.7	9	6	(8)	12	(1)
Asia Pacific	1.9	31	7	2	23	(1)
Latin America	1.1	11	4	1	9	(3)
Canada	0.1	21	3	2	17	(1)

Total Consolidated Sales	$7.0	17	5	(1)	14	(1)

* Europe, Middle East & Africa

Third quarter 2010 net income attributable to DuPont was $367 million versus $409 million in 2009.  Pharmaceuticals income was down substantially in the quarter related to patent expirations.  Fourteen percent higher sales volume was partly offset by selected growth investments in Agriculture & Nutrition and Safety & Protection and higher pension expense.  Fixed costs were 45 percent of sales, improving from 49 percent in third quarter 2009.  Fixed cost productivity is tracking ahead of pace for the full year.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the third quarter.

EPS ANALYSIS

3Q

EPS- 2009	$.45

Local prices	.29
Variable cost*	(.29)
Volume	.31
Fixed cost*	(.18)
Currency	(.02)
Other (includes Pharmaceuticals)**	(.10)
Tax	(.06)

EPS- 2010	$.40

* Fixed and variable costs exclude volume & currency impacts

** Includes $(.13) lower Pharmaceuticals income

Business Segment Performance

The table below shows third quarter 2010 segment sales and related variances versus the prior year.

	Three Months Ended		Percentage Change
	September 30, 2010			Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture & Nutrition	$1.3	2	—	5	(3)
Electronics & Communications	0.7	30	6	24	—
Performance Chemicals	1.7	26	12	15	(1)
Performance Coatings	0.9	6	1	5	—
Performance Materials	1.6	21	4	19	(2)
Safety & Protection	0.9	30	(1)	31	—

*    Segment sales include transfers

Segment pre-tax operating income (PTOI) for third quarter 2010 was $763 million compared to third quarter 2009 PTOI of $757 million.  The $6 million PTOI increase reflects higher segment sales, more than offsetting an expected decline from Pharmaceuticals as shown in the table below.

PRE-TAX OPERATING INCOME (LOSS)

SEGMENT PTOI			$ change
(Dollars in millions)	3Q 2010	3Q 2009	vs. 2009

Agriculture & Nutrition	$(181)	$(113)	$(68)
Electronics & Communications	126	77	49
Performance Chemicals	292	207	85
Performance Coatings	64	58	6
Performance Materials	281	230	51
Safety & Protection	134	58	76
Other	(64)	(26)	(38)
	$652	$491	$161
Pharmaceuticals	111	266	(155)
Total Segment PTOI	$763	$757	$6

The following is a summary of business results for each of the company’s reportable segments, comparing third quarter 2010 with third quarter 2009, for sales and PTOI.  All references to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture & Nutrition — Third quarter 2010 sales of $1.3 billion were up $27 million, or 2 percent, principally reflecting 5 percent higher volume, partially offset by Crop Protection portfolio changes of 3 percent.  Increased sales primarily reflect technology penetration in the Latin American seed market and broad-based sales increase of Rynaxypyr® insecticide.  Segment PTOI for the third quarter was a loss of $181 million, compared to a loss of $113 million in the third quarter 2009, reflecting growth investments and the impact of divested businesses.  Year-to-date sales were $7.5 billion, up 9 percent versus the prior year and year-to-date PTOI was $1.5 billion, up 15 percent.

Electronics & Communications — Third quarter 2010 sales of $703 million were up $161 million, or 30 percent, reflecting 24 percent higher volume and 6 percent higher selling prices, primarily pass-through of metals prices.  Higher volume was driven by growth in all regions, particularly in Asia Pacific and Europe, and strong demand across most market segments, particularly in photovoltaics.  PTOI of $126 million was up $49 million reflecting significantly higher volume.

Performance Chemicals — Third quarter 2010 sales of $1.7 billion were up $344 million, or 26 percent, reflecting 15 percent higher volume and 12 percent higher selling prices.  The sales increase occurred in all regions, especially in North America and Asia Pacific, and was driven by strong demand across most market segments, particularly for titanium dioxide, fluoropolymers and industrial chemicals.  PTOI was $292 million, an improvement of $85 million, primarily due to higher volume and selling prices.

Performance Coatings — Third quarter 2010 sales of $937 million were up $55 million, or 6 percent, on 5 percent higher volume.  Results reflect continued strengthening in North American and European heavy duty truck markets, and increased demand in global automotive markets, most significant in North America.  PTOI was $64 million, up 10 percent from higher volume.

Performance Materials — Third quarter 2010 sales of $1.6 billion were up $275 million, or 21 percent, with 19 percent higher volume and a 4 percent increase in selling prices.  The higher volume reflects strong demand in automotive, electronic and packaging markets, with growth in all regions, particularly Asia Pacific.  PTOI was $281 million, an improvement of 22 percent from higher volume and selling prices, partially offset by the absence of a $24 million benefit from insurance recoveries in the prior year.

Safety & Protection — Third quarter 2010 sales of $871 million were up $201 million, or 30 percent, primarily due to higher volume.  Growth reflects increased demand for aramid and nonwoven products due to strengthening in industrial markets, and strong demand across all regions.  PTOI was $134 million, an improvement of $76 million from higher volume and the absence of a $26 million asset impairment charge in the prior year.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

The company expects full-year earnings to be about $3.10 per share, excluding significant items which will include a fourth quarter $.13 per share loss on the early extinguishment of debt.  The previous guidance range was $2.90 to $3.05 per share.  The increased outlook reflects strong third quarter results and expectations for sustained demand in key global markets, continued pricing momentum and benefits from ongoing productivity.  The outlook also assumes Pharmaceuticals full-year pre-tax income will be about $480 million.  The company expects full-year free cash flow to be about $1.7 billion.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (www.dupont.com) is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 90 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements:  This news release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$7,001	$5,961	$24,101	$19,690
Other income, net (a)	66	195	890	824
Total	7,067	6,156	24,991	20,514

Cost of goods sold and other operating charges (a)	5,443	4,560	17,223	14,752
Selling, general and administrative expenses	782	770	2,796	2,584
Research and development expense	409	335	1,178	989
Interest expense	103	100	309	312
Employee separation / asset related charges, net (a)	—	—	—	265
Total	6,737	5,765	21,506	18,902

Income before income taxes	330	391	3,485	1,612
(Benefit from) provision for income taxes (a)	(39)	(23)	811	288

Net income	369	414	2,674	1,324

Less: Net income attributable to noncontrolling interests	2	5	19	10

Net income attributable to DuPont	$367	$409	$2,655	$1,314

Basic earnings per share of common stock	$0.40	$0.45	$2.92	$1.44

Diluted earnings per share of common stock	$0.40	$0.45	$2.89	$1.44

Dividends per share of common stock	$0.41	$0.41	$1.23	$1.23

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	908,366,000	904,615,000	906,991,000	904,350,000
Diluted	918,500,000	910,291,000	914,987,000	907,996,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$4,088	$4,021
Marketable securities	1,892	2,116
Accounts and notes receivable, net	7,498	5,030
Inventories	5,420	5,380
Prepaid expenses	127	129
Income taxes	564	612
Total current assets	19,589	17,288
Property, plant and equipment, net of accumulated depreciation (September 30, 2010 - $18,467; December 31, 2009 - $17,821)	10,976	11,094
Goodwill	2,135	2,137
Other intangible assets	2,407	2,552
Investment in affiliates	1,108	1,014
Other assets	3,703	4,100
Total	$39,918	$38,185

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,545	$3,542
Short-term borrowings and capital lease obligations	2,211	1,506
Income taxes	194	154
Other accrued liabilities	3,371	4,188
Total current liabilities	9,321	9,390

Long-term borrowings and capital lease obligations	10,175	9,528
Other liabilities	10,639	11,490
Deferred income taxes	132	126
Total liabilities	30,267	30,534

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at September 30, 2010 - 998,029,000; December 31, 2009 - 990,855,000	299	297
Additional paid-in capital	8,763	8,469
Reinvested earnings	12,235	10,710
Accumulated other comprehensive loss	(5,610)	(5,771)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2010 and December 31, 2009)	(6,727)	(6,727)
Total DuPont stockholders’ equity	9,197	7,215
Noncontrolling interests	454	436
Total equity	9,651	7,651
Total	$39,918	$38,185

E. I. du Pont de Nemours and Company

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Nine Months Ended September 30,
	2010	2009

Cash provided by operating activities	$35	$923

Investing activities
Purchases of property, plant and equipment	(899)	(990)
Investments in affiliates	(71)	(105)
Payments for businesses (net of cash acquired)	—	(12)
Other investing activities - net	676	(1,518)
Cash used for investing activities	(294)	(2,625)

Financing activities
Dividends paid to stockholders	(1,122)	(1,119)
Net increase in borrowings	1,327	1,408
Other financing activities - net	181	(14)
Cash provided by financing activities	386	275

Effect of exchange rate changes on cash	(60)	31

Increase (decrease) in cash and cash equivalents	67	(1,396)

Cash and cash equivalents at beginning of period	4,021	3,645

Cash and cash equivalents at end of period	$4,088	$2,249

E. I. du Pont de Nemours and Company

Schedules of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2010	2009	2010	2009	2010	2009

1st Quarter - Total	$—	$—	$—	$—	$—	$—

2nd Quarter
Adjustment of interest and accruals related to income tax settlements (a)	$59	$—	$87	$—	$0.09	$—
2009 Restructuring charge (b)	—	(340)	—	(227)	—	(0.25)
2008 Restructuring adjustment (c)	—	75	—	53	—	0.06
Hurricane proceeds and adjustments (d)	—	50	—	33	—	0.04
2nd Quarter - Total	$59	$(215)	$87	$(141)	$0.09	$(0.15)

3rd Quarter - Total	$—	$—	$—	$—	$—	$—

Year-to-date - Total	$59	$(215)	$87	$(141)	$0.09	$(0.15)

(a)              Second quarter and year-to-date 2010 included benefits for the adjustment of accrued interest of $59 ($38 after-tax) in Other income, net and the adjustment of income tax accruals of $49 associated with settlements of prior year tax contingencies.

(b)             Second quarter and year-to-date 2009 included a $(340) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs, asset related charges, and other non-personnel costs.  Pre-tax amounts by segment were:  Electronics & Communications - $(43); Performance Chemicals - $(66); Performance Coatings - $(65);  Performance Materials - $(110); Safety & Protection - $(55); and Other - $(1).

(c)              Second quarter and year-to-date 2009 included a $75 reduction in estimated costs recorded in Employee separation / asset related charges, net related to the 2008 restructuring program primarily due to the achievement of work force reductions through non-severance programs and redeployments.  Pre-tax amounts by segment were:  Agriculture & Nutrition - $(1); Performance Chemicals - $3; Performance Coatings - $42; Performance Materials - $28; Safety & Protection - $1; and Other - $2.

(d)             Second quarter and year-to-date 2009 included a $50 benefit in Cost of goods sold and other operating charges resulting from a reduction of $26 from lower than estimated inventory and permanent investment write-offs and $24 in insurance recoveries relating to the damage from Hurricane Ike in 2008.  Total pre-tax amount related to the Performance Materials segment.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended September 30,		Nine Months Ended September 30,
SEGMENT SALES (1)	2010	2009	2010	2009
Agriculture & Nutrition	$1,271	$1,244	$7,543	$6,919
Electronics & Communications	703	542	1,991	1,336
Performance Chemicals	1,675	1,331	4,658	3,644
Performance Coatings	937	882	2,801	2,454
Performance Materials	1,578	1,303	4,688	3,332
Safety & Protection	871	670	2,505	2,052
Other	49	54	154	113
Total Segment sales	$7,084	$6,026	$24,340	$19,850

Elimination of transfers	(83)	(65)	(239)	(160)
Consolidated net sales	$7,001	$5,961	$24,101	$19,690

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2010	2009	2010	2009
Agriculture & Nutrition	$(181)	$(113)	$1,522	$1,319
Electronics & Communications	126	77	339	20
Performance Chemicals	292	207	756	330
Performance Coatings	64	58	184	(9)
Performance Materials	281	230	772	89
Safety & Protection	134	58	357	116
Pharmaceuticals	111	266	402	790
Other	(64)	(26)	(111)	(113)
Total Segment PTOI	$763	$757	$4,221	$2,542

Net exchange gains (losses) (1)	(160)	(128)	(25)	(202)
Corporate expenses & net interest	(273)	(238)	(711)	(728)
Income before income taxes	$330	$391	$3,485	$1,612

	Three Months Ended September 30,		Nine Months Ended September 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2010	2009	2010	2009
Agriculture & Nutrition	$—	$—	$—	$(1)
Electronics & Communications	—	—	—	(43)
Performance Chemicals	—	—	—	(63)
Performance Coatings	—	—	—	(23)
Performance Materials	—	—	—	(32)
Safety & Protection	—	—	—	(54)
Pharmaceuticals	—	—	—	—
Other	—	—	—	1
Total significant items by segment	$—	$—	$—	$(215)

	Three Months Ended September 30,		Nine Months Ended September 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2010	2009	2010	2009
Agriculture & Nutrition	$(181)	$(113)	$1,522	$1,320
Electronics & Communications	126	77	339	63
Performance Chemicals	292	207	756	393
Performance Coatings	64	58	184	14
Performance Materials	281	230	772	121
Safety & Protection	134	58	357	170
Pharmaceuticals	111	266	402	790
Other	(64)	(26)	(111)	(114)
Total Segment PTOI excluding significant items	$763	$757	$4,221	$2,757

(1)             Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

(2)             See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change

Segment PTOI	$763	$757	1%	$4,221	$2,542	66%
Significant items charge included in PTOI (per Schedule B)	—	—		—	215
Segment PTOI excluding significant items	$763	$757	1%	$4,221	$2,757	53%

Net income attributable to DuPont	$367	$409	-10%	$2,655	$1,314	102%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	—	—		(87)	141
Net income attributable to DuPont excluding significant items	$367	$409	-10%	$2,568	$1,455	76%

EPS	$0.40	$0.45	-11%	$2.89	$1.44	101%
Significant items (benefit) charge included in EPS (per Schedule B)	—	—		(0.09)	0.15
EPS excluding significant items	$0.40	$0.45	-11%	$2.80	$1.59	76%

Average number of diluted shares outstanding	918,500,000	910,291,000	0.9%	914,987,000	907,996,000	0.8%

Reconciliation of Earnings Per Share (EPS) Oulook

	Year Ended
	December 31,
	2010 Outlook	2009 Actual

Earnings per share - excluding significant items	About $3.10	$2.03
Adjustment of interest and accruals related to income tax settlements	0.09	—
4Q loss on early extinguishment of debt	(0.13)	—
Net restructuring and hurricane related items	—	(0.11)
Reported EPS	About $3.06	$1.92

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Income before income taxes	$330	$391	$3,485	$1,612
Less: Net income attributable to noncontrolling interests	2	5	19	10
Add: Interest expense	103	100	309	312
Adjusted EBIT	431	486	3,775	1,914
Add: Depreciation and amortization	325	369	1,046	1,157
Adjusted EBITDA	$756	$855	$4,821	$3,071

Calculation of Free Cash Flow

	Nine Month Ended
	September 30,
	2010	2009
Cash provided by operating activities	$35	$923
Less: Purchases of property, plant and equipment	899	990
Free cash flow	$(864)	$(67)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Total charges and expenses - consolidated income statements	$6,737	$5,765	$21,506	$18,902
Remove:
Interest expense	(103)	(100)	(309)	(312)
Variable costs (1)	(3,491)	(2,758)	(11,595)	(9,528)
Significant items - charge (2)	—	—	—	(215)
Fixed costs	$3,143	$2,907	$9,602	$8,847

Consolidated net sales	$7,001	$5,961	$24,101	$19,690

Fixed costs as a percent of consolidated net sales	44.9%	48.8%	39.8%	44.9%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency-denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pre-tax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$283	$190	$(125)	$288
Local tax benefits (expenses)	3	7	(19)	(51)
Net after-tax impact from subsidiary exchange gains (losses)	$286	$197	$(144)	$237

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(443)	$(318)	$100	$(490)
Tax benefits (expenses)	154	110	(35)	168
Net after-tax impact from hedging program exchange gains (losses)	$(289)	$(208)	$65	$(322)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(160)	$(128)	$(25)	$(202)
Tax benefits (expenses)	157	117	(54)	117
Net after-tax exchange gains (losses)	$(3)	$(11)	$(79)	$(85)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Income before income taxes	$330	$391	$3,485	$1,612
Add: Significant items - (benefit) charge (1)	—	—	(59)	215
Less: Net exchange gains (losses)	(160)	(128)	(25)	(202)
Income before income taxes, significant items and exchange gains/losses	$490	$519	$3,451	$2,029

(Benefit from) provision for income taxes	$(39)	$(23)	$811	$288
Add: Tax benefit on significant items	—	—	28	74
Tax benefits (expenses) on exchange gains/losses	157	117	(54)	117
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$118	$94	$785	$479

Effective income tax rate	(11.8)%	(5.9)%	23.3%	17.9%
Significant items effect	—	—	1.2%	1.9%
Tax rate before significant items	(11.8)%	(5.9)%	24.5%	19.8%
Exchange gains (losses) effect	35.9%	24.0%	(1.8)%	3.8%
Base income tax rate	24.1%	18.1%	22.7%	23.6%

(1)  See Schedule B for detail of significant items.